Exhibit 11.1

KPMG LLP Suite 1400

2323 Ross Avenue

Dallas, TX 75201-2721

Independent Accountants’ Consent

The Member

Hall Structured Finance II, LLC:

We agree to the inclusion of our report dated June 12, 2017, in the Regulation A Offering Circular on Form 1-A.

Dallas, Texas

December 1, 2017